UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2016

PROPEL MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-55360	47-2133177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 900, Irvine, California 92614
(Address of Principal Executive Offices) (Zip Code)

(949) 251-0640
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2016, Propel Media, Inc. (“Propel”) held its 2016 annual meeting of stockholders (the “Annual Meeting”). The proposals considered by Propel’s stockholders at the Annual Meeting and a final tabulation of votes cast for and against each proposal, as well as the number of abstentions and broker non-votes with respect to each proposal, are set forth below:

1.	A proposal to elect five members of Propel’s board of directors to serve until the next annual meeting and until their respective successors are duly elected and qualified.
Director	For	Withheld	Broker Non-Vote
Sam Humphreys	216,345,330	0	3,643,157
Jonathan Ledecky	216,335,330	10,000	3,643,157
Jared Pobre	216,335,330	10,000	3,643,157
John Quelch	216,345,330	0	3,643,157
Marv Tseu	216,335,330	10,000	3,643,157

2.	A proposal to ratify the appointment of Marcum LLP as Propel’s independent registered certified public accounting firm for the year ending December 31, 2016.
For	Against	Abstain	Broker Non-Vote
219,988,487	0	0	0

3.	A proposal to approve, on an advisory basis, the compensation of Propel’s named executive officers (“Say-On-Pay”).
For	Against	Abstain	Broker Non-Vote
214,345,496	1,999,834	0	3,643,157

4.	A proposal to approve, on an advisory basis, the frequency with which Propel should hold an advisory vote on its executive compensation (“Say-On-Frequency”).
Every Three Years	Every Two Years	Every Year	Abstain	Broker Non-Vote
210,462,702	2,000	5,880,628	0	3,643,157

Based on the results set forth above, the Propel stockholders elected Messrs. Humphreys, Ledecky, Pobre, Quelch and Tseu as directors, ratified the appointment of Marcum LLP, approved, on an advisory basis, the Company’s executive compensation and approved, on an advisory basis, every three years for the frequency with which the Company should hold a Say-On-Pay vote.

Propel has considered the non-binding results of the Say-On-Frequency vote. Consistent with the board’s recommendation and such vote, the board has determined that it will hold a Say-On-Pay vote every three years until its next Say-On-Frequency vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2016	PROPEL MEDIA, INC.

	By:	/s/ Marv Tseu
Name: Marv Tseu
Title: Chief Executive Officer